Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS
(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Key Metrics					
Total Markets (at period end)	50	50	50	53	53
Total Revenue	$ 1,511	$ 1,181	$ 870	$ 980	$ 1,976
Gross profit	$ 129	$ 114	$ 72	$ 96	$ 149
Net (loss) income	$ (92)	$ (109)	$ (91)	$ (106)	$ 23
Inventory (at period end)	$ 2,234	$ 1,881	$ 1,775	$ 1,311	$ 1,149
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 154	$ 104	$ 66	$ 84	$ 7
Selling Costs	(43)	(34)	(26)	(28)	(58)
Holding Costs	(16)	(13)	(10)	(13)	(39)
Contribution Profit (Loss)	$ 95	$ 57	$ 30	$ 43	$ (90)
Adjusted EBITDA	$ (5)	$ (50)	$ (69)	$ (49)	$ (168)
Adjusted Net Loss	$ (31)	$ (80)	$ (97)	$ (75)	$ (197)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	8.5 %	9.7 %	8.3 %	9.8 %	7.5 %
Adjusted Gross Profit	10.2 %	8.8 %	7.6 %	8.6 %	0.4 %
Contribution Profit (Loss)	6.3 %	4.8 %	3.4 %	4.4 %	(4.6)%
Net (loss) income	(6.1)%	(9.2)%	(10.5)%	(10.8)%	1.2 %
Adjusted EBITDA	(0.3)%	(4.2)%	(7.9)%	(5.0)%	(8.5)%
Adjusted Net Loss	(2.1)%	(6.8)%	(11.1)%	(7.7)%	(10.0)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	5,706	5,326	4,007	3,558	6,261
Homes Purchased	4,771	3,458	3,683	3,136	2,680
Homes Sold	(4,078)	(3,078)	(2,364)	(2,687)	(5,383)
Homes in Inventory (at period end)	6,399	5,706	5,326	4,007	3,558

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended June 30, Six Months Ended June 30, 2024 2023 2024 2023 REVENUE $ 1,511 $ 1,976 $ 2,692 $ 5,096 COST OF REVENUE 1,382 1,827 2,449 4,777 GROSS PROFIT 129 149 243 319 OPERATING EXPENSES: Sales, marketing and operations 116 124 229 312 General and administrative 48 44 95 110 Technology and development 37 39 78 79 Restructuring — 10 — 10 Total operating expenses 201 217 402 511 LOSS FROM OPERATIONS (72) (68) (159) (192) (LOSS) GAIN ON EXTINGUISHMENT OF DEBT (1) 104 (1) 182 INTEREST EXPENSE (30) (53) (67) (127) OTHER INCOME – Net 12 41 27 60 (LOSS) INCOME BEFORE INCOME TAXES (91) 24 (200) (77) INCOME TAX EXPENSE (1) (1) (1) (1) NET (LOSS) INCOME $ (92) $ 23 $ (201) $ (78) Net (loss) income per share attributable to common shareholders: Basic $ (0.13) $ 0.04 $ (0.29) $ (0.12) Diluted $ (0.13) $ 0.03 $ (0.29) $ (0.12) Weighted-average shares outstanding: Basic 693,445 646,062 687,951 646,750 Diluted 693,445 667,159 687,951 646,750

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) June 30, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 790 $ 999 Restricted cash 121 541 Marketable securities 19 69 Escrow receivable 24 9 Real estate inventory, net 2,234 1,775 Other current assets 61 52 Total current assets 3,249 3,445 PROPERTY AND EQUIPMENT – Net 71 66 RIGHT OF USE ASSETS 23 25 GOODWILL 4 4 INTANGIBLES – Net 2 5 OTHER ASSETS 23 22 TOTAL ASSETS $ 3,372 $ 3,567 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 73 $ 64 Non-recourse asset-backed debt – current portion 315 — Interest payable 1 1 Lease liabilities – current portion 4 5 Total current liabilities 393 70 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 1,739 2,134 CONVERTIBLE SENIOR NOTES 377 376 LEASE LIABILITIES – Net of current portion 18 19 OTHER LIABILITIES — 1 Total liabilities 2,527 2,600 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 698,843,166 and 677,636,163 shares issued, respectively; 698,843,166 and 677,636,163 shares outstanding, respectively — — Additional paid-in capital 4,379 4,301 Accumulated deficit (3,534) (3,333) Accumulated other comprehensive loss — (1) Total shareholders’ equity 845 967 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,372 $ 3,567

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Six Months Ended June 30, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (201) $ (78) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities: Depreciation and amortization  26 39 Amortization of right of use asset 3 4 Stock-based compensation 66 63 Inventory valuation adjustment 41 37 Change in fair value of equity securities 4 (7) Other 3 (1) Proceeds from sale and principal collections of mortgage loans held for sale — 1 Loss (gain) on extinguishment of debt 1 (182) Changes in operating assets and liabilities: Escrow receivable (15) 17 Real estate inventory (498) 3,259 Other assets (10) (3) Accounts payable and other accrued liabilities 7 (31) Interest payable — (10) Lease liabilities (4) (6) Net cash (used in) provided by operating activities (577) 3,102 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (16) (17) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 47 61 Proceeds from sale of non-marketable equity securities — 1 Net cash provided by investing activities 31 45 CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes — (270) Proceeds from exercise of stock options — 2 Proceeds from issuance of common stock for ESPP 2 1 Proceeds from non-recourse asset-backed debt 217 236 Principal payments on non-recourse asset-backed debt (302) (2,099) Payment for early extinguishment of debt — (4) Net cash used in financing activities (83) (2,134) NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH (629) 1,013 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,540 1,791 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 911 $ 2,804 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 62 $ 126 DISCLOSURES OF NONCASH ACTIVITIES:

Stock-based compensation expense capitalized for internally developed software $ 10 $ 10 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 790 $ 1,120 Restricted cash 121 1,684 Cash, cash equivalents, and restricted cash $ 911 $ 2,804

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit and Contribution Profit (Loss) to our Gross Profit

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenue (GAAP)	**$ 1,511**	**$ 1,181**	**$ 870**	**$ 980**	**$ 1,976**
Gross profit (GAAP)	**$ 129**	**$ 114**	**$ 72**	**$ 96**	**$ 149**
Gross Margin	8.5 %	9.7 %	8.3 %	9.8 %	7.5 %
Adjustments:					
Inventory valuation adjustment – Current Period [1][2]	34	7	11	17	14
Inventory valuation adjustment – Prior Periods [1][3]	(9)	(17)	(17)	(29)	(156)
Adjusted Gross Profit	**$ 154**	**$ 104**	**$ 66**	**$ 84**	**$ 7**
Adjusted Gross Margin	10.2 %	8.8 %	7.6 %	8.6 %	0.4 %
Adjustments:					
Direct selling costs [4]	(43)	(34)	(26)	(28)	(58)
Holding costs on sales – Current Period [5][6]	(5)	(5)	(3)	(4)	(6)
Holding costs on sales – Prior Periods [5][7]	(11)	(8)	(7)	(9)	(33)
Contribution Profit (Loss)	**$ 95**	**$ 57**	**$ 30**	**$ 43**	**$ (90)**
Homes sold in period	4,078	3,078	2,364	2,687	5,383
Contribution Profit (Loss) per Home Sold (in thousands)	**$ 23**	**$ 19**	**$ 13**	**$ 16**	**$ (17)**
Contribution Margin	6.3 %	4.8 %	3.4 %	4.4 %	(4.6)%

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net (Loss) Income

	Three Months Ended				
(in millions, except percentages)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenue (GAAP)	**$ 1,511**	**$ 1,181**	**$ 870**	**$ 980**	**$ 1,976**
Net (loss) income (GAAP)	**$ (92)**	**$ (109)**	**$ (91)**	**$ (106)**	**$ 23**
Adjustments:					
Stock-based compensation	33	33	32	31	21
Equity securities fair value adjustment[1]	2	2	(3)	11	(6)
Intangibles amortization expense[2]	1	2	2	2	1
Inventory valuation adjustment – Current Period[3][4]	34	7	11	17	14
Inventory valuation adjustment — Prior Periods[3][5]	(9)	(17)	(17)	(29)	(156)
Restructuring[6]	—	—	4	—	10
Loss (gain) on extinguishment of debt	1	—	(34)	—	(104)
Other[7]	(1)	2	(1)	(1)	—
Adjusted Net Loss	**$ (31)**	**$ (80)**	**$ (97)**	**$ (75)**	**$ (197)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	7	11	15	9	9
Property financing[8]	26	32	32	38	44
Other interest expense[9]	4	5	5	9	9
Interest income[10]	(12)	(18)	(24)	(30)	(34)
Income tax expense	1	—	—	—	1
Adjusted EBITDA	**$ (5)**	**$ (50)**	**$ (69)**	**$ (49)**	**$ (168)**
Adjusted EBITDA Margin	(0.3)%	(4.2)%	(7.9)%	(5.0)%	(8.5)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuing costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with employees' roles being eliminated.

(7) Includes primarily gain or loss on the sale of available for sale securities, sublease income, gain or loss on the disposal of property and equipment, income from equity method investments, and gain on lease termination.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.